                                                                Exhibit 99(b)




                                    FINANCIAL STATEMENTS

                                    THE TRW CANADA STOCK SAVINGS PLAN

                                    DECEMBER 31, 1996 AND 1995

                         REPORT OF INDEPENDENT AUDITORS

To the Participants and the Board of Administration of THE TRW CANADA STOCK SAVINGS PLAN

We have audited the statements of financial condition of the TRW Stock Fund, Pooled Money Market Fund Employees Profit Sharing Plan, Pooled Balanced Fund Registered Retirement Savings Plan and Pooled Money Market Fund Registered Retirement Savings Plan [constituting THE TRW CANADA STOCK SAVINGS PLAN] as at December 31, 1996 and 1995 and the related statements of operations and changes in fund equity for these funds for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the several funds of THE TRW CANADA STOCK SAVINGS PLAN as at December 31, 1996 and 1995 and the results of their operations and the changes in fund equity for the years then ended in accordance with accounting principles generally accepted in Canada.


                                                           /s/ Ernst & Young LLP
Hamilton, Canada,
March 12, 1997.                                            Chartered Accountants

THE TRW CANADA STOCK SAVINGS PLAN
TRW STOCK FUND

                        STATEMENTS OF FINANCIAL CONDITION

As at December 31



                                                                        1996                1995
                                                                          $                   $
--------------------------------------------------------------------------------------------------
                                                                   [expressed in Canadian dollars]

ASSETS
Cash                                                                     2,080             39,477
Receivable from TRW Canada Limited                                      58,180             18,483
Investments at quoted market value
   TRW Inc. common stock
   13,254 shares [cost $791,684] in 1996 and
   15,536 shares [cost $760,993] in 1995                               899,151            821,155
--------------------------------------------------------------------------------------------------
                                                                       959,411            879,115
==================================================================================================

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations and short-term distributions                 756,925            720,511
Fund equity [including net unrealized appreciation of investments]     202,486            158,604
--------------------------------------------------------------------------------------------------
                                                                       959,411            879,115
==================================================================================================

NUMBER OF SHARES OUTSTANDING AT DECEMBER 31 [note 5]                    13,254             15,536
==================================================================================================

FUND EQUITY PER SHARE AT DECEMBER 31 [note 5]                          15.2774            10.2088
==================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
TRW STOCK FUND


                  STATEMENTS OF OPERATIONS AND CHANGES IN FUND
                                     EQUITY




Years ended December 31

                                                                          1996               1995
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INVESTMENT INCOME
Dividends on TRW Inc. common stock                                       7,868             10,474
Interest                                                                   239                493
-------------------------------------------------------------------------------------------------
                                                                         8,107             10,967
-------------------------------------------------------------------------------------------------

CONTRIBUTIONS
Participants                                                           371,426            389,397
TRW Canada Limited
   50% of total participants' contributions to all funds               363,022            362,356
-------------------------------------------------------------------------------------------------
                                                                       734,448            751,753
-------------------------------------------------------------------------------------------------
Net realized gain on transfer
   of investments to participants [note 4]                              49,422              2,810
Unrealized appreciation of investments [note 4]                         47,305             54,592
-------------------------------------------------------------------------------------------------
                                                                        96,727             57,402
-------------------------------------------------------------------------------------------------
                                                                       839,282            820,122
-------------------------------------------------------------------------------------------------
Less withdrawals and terminations in respect
   of the current year
   Paid
     Cash                                                                3,183              2,248
     TRW Inc. common stock
       598 shares in 1996; 1,612 shares in 1995                         35,293             82,956
-------------------------------------------------------------------------------------------------
                                                                        38,476             85,204
-------------------------------------------------------------------------------------------------
   Payable
     Cash                                                               12,448             18,913
     TRW Inc. common stock
       10,974 shares in 1996; 13,274 shares in 1995                    744,476            701,598
-------------------------------------------------------------------------------------------------
                                                                       756,924            720,511
-------------------------------------------------------------------------------------------------
                                                                       795,400            805,715
-------------------------------------------------------------------------------------------------

INCREASE IN FUND EQUITY                                                 43,882             14,407
Fund equity at January 1                                               158,604            144,197
-------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             202,486            158,604
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND EMPLOYEES PROFIT SHARING PLAN



                        STATEMENTS OF FINANCIAL CONDITION

As at December 31



                                                                         1996               1995
                                                                           $                  $
--------------------------------------------------------------------------------------------------
                                                                   [expressed in Canadian dollars]

ASSETS
Cash                                                                        10                 11
Receivable from TRW Canada Limited                                      15,973             15,581
Interest receivable                                                        728              1,351
Investment at market value
   Royal Trust Company Classified Money Market Fund
   22,388 units [cost $223,883]
   in 1996 and
   21,846 units [cost $218,457] in 1995                                223,883            218,457
--------------------------------------------------------------------------------------------------
                                                                       240,594            235,400
==================================================================================================

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations and short-term distributions                 205,288            201,736
Fund equity                                                             35,306             33,664
--------------------------------------------------------------------------------------------------
                                                                       240,594            235,400
==================================================================================================

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                             3,530.6            3,366.4
==================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                       10.0               10.0
==================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND EMPLOYEES PROFIT SHARING PLAN


               STATEMENTS OF OPERATIONS AND CHANGES IN FUND EQUITY


Years ended December 31

                                                                         1996               1995
                                                                           $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INTEREST INCOME                                                          6,911              8,664
Participants' contributions                                            214,997            203,587
-------------------------------------------------------------------------------------------------
                                                                       221,908            212,251
-------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                 14,978              2,536
   Payable                                                             205,288            201,736
-------------------------------------------------------------------------------------------------
                                                                       220,266            204,272
-------------------------------------------------------------------------------------------------

INCREASE IN FUND EQUITY                                                  1,642              7,979
Fund equity at January 1                                                33,664             25,685
-------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                              35,306             33,664
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED BALANCED FUND REGISTERED RETIREMENT SAVINGS PLAN


                        STATEMENTS OF FINANCIAL CONDITION



As at December 31

                                                                          1996               1995
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                        --                  5
Receivable from TRW Canada Limited                                       8,119              6,803
Interest receivable                                                     25,243              3,111
Investments at quoted market value
   Royal Trust Company Classified Balanced Fund
   26,024.6831 units [cost $321,087] in 1996 and
   21,702.0528 units [cost $261,441] in 1995                           384,497            283,493
-------------------------------------------------------------------------------------------------
                                                                       417,859            293,412
=================================================================================================

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations and short-term distributions                  33,925                 36
Fund equity [including net unrealized appreciation of investments]     383,934            293,376
-------------------------------------------------------------------------------------------------
                                                                       417,859            293,412
=================================================================================================

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                         26,024.6831        21,702.0528
=================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                     14.753             13.518
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED BALANCED FUND REGISTERED RETIREMENT SAVINGS PLAN



                  STATEMENTS OF OPERATIONS AND CHANGES IN FUND
                                     EQUITY



Years ended December 31

                                                                          1996               1995
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INCOME                                                                  38,280             13,305
-------------------------------------------------------------------------------------------------

CONTRIBUTIONS
Participants' contributions                                             91,655             84,084
-------------------------------------------------------------------------------------------------

Net realized gain (loss) on disposition of investments [note 4]            316               (182)
Unrealized appreciation of investments [note 4]                         41,357             23,955
-------------------------------------------------------------------------------------------------
                                                                        41,673             23,773
-------------------------------------------------------------------------------------------------
                                                                       171,608            121,162
-------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                 47,125             26,529
   Payable                                                              33,925                 36
-------------------------------------------------------------------------------------------------
                                                                        81,050             26,565
-------------------------------------------------------------------------------------------------

INCREASE IN FUND EQUITY                                                 90,558             94,597
Fund equity at January 1                                               293,376            198,779
-------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             383,934            293,376
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND REGISTERED RETIREMENT SAVINGS PLAN



                        STATEMENTS OF FINANCIAL CONDITION



As at December 31

                                                                          1996               1995
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                        --                  4
Receivable from TRW Canada Limited                                       3,730              3,845
Interest receivable                                                        865              1,546
Investment at market value
   Royal Trust Company Classified Pooled Money Market Fund
   25,733.9 units [cost $257,339] in 1996
   and 24,192.6 units [cost $241,926] in 1995                          257,339            241,926
-------------------------------------------------------------------------------------------------
                                                                       261,934            247,321
=================================================================================================

LIABILITIES AND FUND EQUITY
LIABILITIES
Withdrawals, terminations and short-term distributions                  11,259              1,942
Fund equity                                                            250,675            245,379
-------------------------------------------------------------------------------------------------
                                                                       261,934            247,321
=================================================================================================

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                            25,067.5           24,537.9
=================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                       10.0               10.0
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND REGISTERED RETIREMENT SAVINGS PLAN


               STATEMENTS OF OPERATIONS AND CHANGES IN FUND EQUITY



Years ended December 31

                                                                          1996               1995
                                                                            $                  $
-------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INTEREST INCOME                                                         13,418             15,009
Participants' contributions                                             47,960             47,636
-------------------------------------------------------------------------------------------------
                                                                        61,378             62,645
-------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                 44,823             10,047
   Payable                                                              11,259              1,942
-------------------------------------------------------------------------------------------------
                                                                        56,082             11,989
-------------------------------------------------------------------------------------------------

INCREASE IN FUND EQUITY                                                  5,296             50,656
Fund equity at January 1                                               245,379            194,723
-------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             250,675            245,379
=================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN




                          NOTES TO FINANCIAL STATEMENTS


December 31, 1996 and 1995


1. GENERAL PLAN PROVISIONS

The investment programs of the TRW Canada Stock Savings Plan [the "Plan"] are as follows:

PARTICIPANT CONTRIBUTIONS

Upon enrollment or re-enrollment, each participant directs that his contributions [computed in increments of one percent, from two per cent to six per cent of qualifying compensation] are to be invested in accordance with any of the following investment options:

[a] 100% in the TRW Stock Fund [the common stock of TRW Inc. in accordance with the trust agreement and the Plan].

[b] 100% in the Pooled Money Market Fund Employees Profit Sharing Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Money Market Fund in accordance with the Trust agreement and the Plan.

[c] 100% in the Pooled Balanced Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Balanced Fund amounts in the Royal Trust Company, Classified Balanced Fund, in accordance with the Trust agreement and the Plan.

[d] 100% in the Pooled Money Market Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Pooled Money Market Fund in accordance with the Trust agreement and the Plan.

[e]    A combination of options [a] through [d] in multiples of 25%.

Such direction may be revised on 30 days prior notice, effective January 1 of any year.

TRW CANADA LIMITED CONTRIBUTIONS

TRW Canada Limited shall contribute to the plan for each month, out of current or accumulated earnings, an amount equal to 50% of participant contributions for such month. TRW Canada Limited contributions vest immediately.

All TRW Canada Limited contributions are invested in the TRW Stock Fund.

TRW Canada Limited does not charge a fee for administering the Plans.

THE TRW CANADA STOCK SAVINGS PLAN




                          NOTES TO FINANCIAL STATEMENTS


December 31, 1996 and 1995




The number of participants in each Fund at December 31 is as follows:

                                                                          1996               1995
--------------------------------------------------------------------------------------------------

TRW Stock Fund                                                             281                267
Pooled Money Market Fund Employees Profit Sharing Plan                     114                112
Pooled Balanced Fund Registered Retirement Savings Plan                     66                 67
Pooled Money Market Fund Registered Retirement Savings Plan                 48                 49

The total number of participants in the Plan is less than the sum of the number of participants shown above because many are participating in more than one Fund.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, and are within the framework of the accounting policies summarized below.

GAIN AND LOSSES ON INVESTMENTS

The realized gain or loss on disposition or transfer of an investment is determined from the market value of the investment at the date of disposition or transfer and the average cost base of that specific pool of investments prior to the disposition or transfer.

Unrealized gains or losses are determined as the net effect of the change in appreciation/depreciation of the investments from January 1 to December 31, based on market values and the average cost base of each investment at those respective dates.

INCOME RECOGNITION

Dividends are recognized as earned.

Interest income is recognized as it is earned consistent with the accrual basis of accounting.

THE TRW CANADA STOCK SAVINGS PLAN




                          NOTES TO FINANCIAL STATEMENTS


December 31, 1996 and 1995


3. INCOME TAXES

The Plan is exempt from Canadian federal income taxes under provisions of the Income Tax Act. Federal income tax consequences to the participants under the Plan are as provided in the Income Tax Act. TRW Canada Limited contributions are taxable to the participants as is the income and all post-1971 capital gains less post-1971 capital losses of the Plan, all of which are allocated to the participants by the Trustee during the year, whether or not such amounts are paid to the participants by the Trustee during the year. In some circumstances, the amounts taxable could exceed the amounts allocated. The amount of foreign non-business income tax paid on foreign source income by the trusts under the Plan for the year is allocated to and deemed to have been paid by the participants for Canadian federal income tax purposes. Participants who are non-resident taxpayers are subject to special rules depending on whether they have performed duties in Canada during the year and are subject to 15% withholding tax on amounts paid or credited to them under the Plan.

4. UNREALIZED AND REALIZED (LOSSES) GAINS

Investments are stated at their quoted market value. The net unrealized appreciation (depreciation) of investments included in fund equity is as follows:

                                                                          TRW              POOLED
                                                                         STOCK            BALANCED
                                                                         FUND               FUND
                                                                            $                $
--------------------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1994                                             5,570             (1,902)
Change for the year
Market value                                                            54,592             23,955
--------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                                            60,162             22,053
Change for the year
Market value                                                            47,305             41,357
--------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                                           107,467             63,410
==================================================================================================

THE TRW CANADA STOCK SAVINGS PLAN




                          NOTES TO FINANCIAL STATEMENTS


December 31, 1996 and 1995


The net realized gain on the transfer or disposition of investments is summarized as follows:

                                                                              TRW STOCK FUND
                                                                              --------------
                                                                         1996              1995
                                                                          $                  $
--------------------------------------------------------------------------------------------------

AMOUNT REALIZED                                                        756,618            720,679
Cost - average                                                         707,196            717,869
--------------------------------------------------------------------------------------------------
NET REALIZED GAIN                                                       49,422              2,810
==================================================================================================

                                                                           POOLED BALANCED FUND
                                                                           REGISTERED RETIREMENT
                                                                               SAVINGS PLAN
                                                                               ------------
                                                                          1996               1995
                                                                            $                  $
--------------------------------------------------------------------------------------------------

AMOUNT REALIZED                                                          3,900             17,750
Cost - average                                                           3,584             17,932
--------------------------------------------------------------------------------------------------
NET REALIZED GAIN                                                          316               (182)
==================================================================================================

5. STOCK SPLIT

On October 23, 1996, TRW's Board of Directors authorized a two-for-one stock split effected in the form of a stock dividend to shareholders of record as of November 8, 1996. A total of 6,192 additional shares were issued to the Plan in conjunction with the stock dividend. All historical share amounts have been restated to reflect retroactively the stock dividend.

6. RELATED PARTY TRANSACTIONS

All expenses related to the TRW Canada Stock Savings Plan are paid by TRW Canada Limited.